Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:January 17, 2024

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, January 17, 2024 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and six months ended December 31, 2023.  William Penn recorded net income of $11 thousand and $190 thousand, or $0.00 and $0.02 per basic and diluted share, for the three and six months ended December 31, 2023, respectively, compared to net income of $1.1 million and $2.1 million, or $0.08 and $0.16 per basic and diluted share, for the three and six months ended December 31, 2022. William Penn recorded a core net loss(1) of $168 thousand and $46 thousand, or $(0.02) and $(0.00) per basic and diluted share, for the three and six months ended December 31, 2023, respectively, compared to core net income(1) of $788 thousand and $1.8 million, or $0.06 and $0.14 per basic and diluted share, for the three and six months ended December 31, 2022.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on February 8, 2024, to common shareholders of record at the close of business on January 29, 2024.

“We continue to intensify our focus on capital return for our shareholders,” stated Kenneth J. Stephon, William Penn’s Chairman, President, and Chief Executive Officer.  “Our second fiscal quarter once again underscored this commitment with substantial buyback activity, as we repurchased 1,191,831 shares at a total cost of $14.6 million, an average cost of $12.25 per share.  Additionally, we announced on October 18, 2023 that our Board of Directors had authorized our seventh stock repurchase program, allowing for us to acquire up to 1,046,610 shares, or approximately 10.0% of our outstanding shares, which commenced upon the completion of the Company’s sixth stock repurchase program.”

Mr. Stephon continued, “As of December 31, 2023, we have repurchased a total of 5,996,320 shares through our seven repurchase programs at a total cost of $70.0 million, an average cost of $11.67 per share.  This equates to approximately 40% of the total outstanding shares upon the completion of the second step on March 24, 2021.  Although profitability remains under pressure, these share repurchases, combined with a decrease of $7.0 million in the accumulated other comprehensive loss component of equity during the quarter, drove our book value per share to $13.38 and our tangible book value per share(2) to $12.83 as of December 31, 2023.

“The Company continues to maintain a robust capital level, posting a stockholders’ equity to assets ratio of 15.61% and a tangible common equity ratio(3) of 15.07% at December 31, 2023.  We also continue to manage our expenses diligently.  For the quarter ended December 31, 2023, non-interest expense totaled $5.1 million, a decrease of $589 thousand, or 10.4%, from the quarter ended December 31, 2022,” Mr. Stephon added.

Highlights for the three and six months ended December 31, 2023 are as follows:

(1) As used in this press release, core net (loss) income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(3) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

●	As previously announced, on October 18, 2023, the Company’s Board of Directors authorized a seventh stock repurchase program to acquire up to 1,046,610 shares, or approximately 10.0% of the Company’s outstanding shares, that commenced upon the completion of the Company’s sixth stock repurchase program. During the three months ended December 31, 2023, we repurchased 1,191,831 shares at a total cost of $14.6 million, an average of $12.25 per share. As of December 31, 2023, the Company had repurchased a total of 5,996,320 shares under these repurchase programs at a total cost of $70.0 million, or $11.67 per share.
●	William Penn recorded net income of $11 thousand, or $0.00 per basic and diluted share, and a core net loss(1) of $168 thousand, or $(0.02) per basic and diluted share, for the three months ended December 31, 2023.
●	The accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities decreased $7.0 million, or 25.1%, during the three months ended December 31, 2023.
●	Asset quality metrics remain strong with non-performing assets to total assets decreasing to 0.38% as of December 31, 2023 from 0.49% as of June 30, 2023.
●	Book value per share measured $13.38 as of December 31, 2023 compared to $12.91 as of June 30, 2023. Tangible book value per share(2) measured $12.83 as of December 31, 2023 compared to $12.48 as of June 30, 2023. The increase in both book value per share and tangible book value per share was primarily due to a $2.4 million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities and the repurchase of 2,815,849 shares at a total cost of $34.3 million, or $12.18 per share.

Statement of Financial Condition

Total assets decreased $21.6 million, or 2.5%, to $826.0 million at December 31, 2023, from $847.6 million at June 30, 2023, primarily due to a $10.3 million decrease in net loans, a $7.2 million decrease in investments, and a $3.3 million decrease in cash and cash equivalents.  The Company used $34.3 million of cash during the six months ended December 31, 2023 to repurchase shares of stock under its previously announced stock repurchase programs.

Cash and cash equivalents decreased $3.3 million, or 15.7%, to $17.5 million at December 31, 2023, from $20.8 million at June 30, 2023.  The decrease in cash and cash equivalents was primarily due to the repurchase of 2,815,849 shares at a total cost of $34.3 million and an $8.6 million decrease in deposits, partially offset by a $20.0 million increase in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh, approximately $10.8 million of investment paydowns, and a $10.3 million decrease in net loans.

Total investments decreased $7.2 million, or 2.7%, to $259.2 million at December 31, 2023, from $266.4 million at June 30, 2023.  The decrease in investments was primarily due to approximately $10.8 million of principal paydowns of the securities included in the available for sale and held to maturity portfolios, partially offset by a $3.2 million decrease in the gross unrealized loss on available for sale securities.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows.

Net loans decreased $10.3 million, or 2.2%, to $467.2 million at December 31, 2023, from $477.5 million at June 30, 2023.  The interest rate environment has caused a slowdown in borrower demand and the Company maintains conservative lending practices and pricing discipline.

Deposits decreased $8.6 million, or 1.4%, to $626.7 million at December 31, 2023, from $635.3 million at June 30, 2023.  The decrease in deposits was primarily due to a $15.7 million decrease in money market accounts, a $5.5 million decrease in savings accounts, and a $2.5 million decrease in non-interest bearing checking accounts, partially offset by a $17.0 million increase in interest bearing checking accounts.  The interest rate environment has created significant pricing competition for deposits within our market.

Borrowings increased $20.0 million, or 58.8%, to $54.0 million at December 31, 2023, from $34.0 million at June 30, 2023.  During the six months ended December 31, 2023, the Company borrowed from the FHLB of Pittsburgh to fund a portion of the $34.3 million of share repurchases.

Stockholders’ equity decreased $31.8 million, or 19.8%, to $128.9 million at December 31, 2023, from $160.7 million at June 30, 2023. The decrease in stockholders’ equity was primarily due to the repurchase of 2,815,849 shares at a total cost of $34.3 million, or $12.18 per share, during the six months ended December 31, 2023 under the Company’s previously announced stock repurchase programs, the payment of two $0.03 per share quarterly cash dividends totaling $637 thousand, and a $226 thousand one-time cumulative effect decrease to retained earnings from the adoption of the Current Expected Credit Losses (“CECL”) accounting standard. These decreases to stockholders’ equity were partially offset by a $2.4 million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities and $190 thousand of net income during the six months ended December 31, 2023.  Book value per share measured $13.38 as of December 31, 2023 compared to $12.91 as of June 30, 2023, and tangible book value per share(2) measured $12.83 as of December 31, 2023 compared to $12.48 as of June 30, 2023.

Net Interest Income

For the three months ended December 31, 2023, net interest income was $4.2 million, a decrease of $1.8 million, or 30.2%, from the three months ended December 31, 2022.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans. The net interest margin measured 2.28% for the three months ended December 31, 2023, compared to 3.10% for the three months ended December 31, 2022.  The decrease in the net interest margin during the three months ended December 31, 2023, compared to the same period in 2022, was primarily due to an increase in the average balance of deposits and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans.

For the six months ended December 31, 2023, net interest income was $9.0 million, a decrease of $3.3 million, or 27.1%, from the six months ended December 31, 2022.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans and investments. The net interest margin measured 2.40% for the six months ended December 31, 2023, compared to 3.14% for the six months ended December 31, 2022.  The decrease in the net interest margin during the six months ended December 31, 2023, compared to the same period in 2022, was primarily due to an increase in the average balance of deposits and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans and investments.

Non-interest Income

For the three months ended December 31, 2023, non-interest income totaled $828 thousand, a decrease of $74 thousand, or 8.2%, from the three months ended December 31, 2022.  The decrease was primarily due to a $300 thousand net gain on the sale of premises and equipment associated with the sale of two properties recorded during the three months ended December 31, 2022, partially offset by a $94 thousand increase in the unrealized gain on equity securities and an $85 thousand gain on sale of securities recorded during the three months ended December 31, 2023.

For the six months ended December 31, 2023, non-interest income totaled $1.5 million, an increase of $294 thousand, or 24.8%, from the six months ended December 31, 2022.  The increase was primarily due to a $221 thousand unrealized gain on equity securities recorded during the six months ended December 31, 2023 compared to a $219 thousand unrealized loss on equity securities recorded during the six months ended December 31, 2022 and an $85 thousand gain on sale of securities recorded during the six months ended December 31, 2023.  These increases to non-interest income were partially offset by a $300 thousand net gain on the sale of premises and equipment associated with the sale of two properties recorded during the six months ended December 31, 2022.

Non-interest Expense

For the three months ended December 31, 2023, non-interest expense totaled $5.1 million, a decrease of $589 thousand, or 10.4%, from the three months ended December 31, 2022.  The decrease in non-interest expense was primarily due to a $361 thousand decrease in salaries and employee benefits primarily due to a reduction in the number of full-time employees consistent with the Company’s expense management initiatives and a $179 thousand decrease in occupancy and equipment expense consistent with the closure of the branch office located in Collingswood, New Jersey effective December 31, 2022.

For the six months ended December 31, 2023, non-interest expense totaled $10.3 million, a decrease of $927 thousand, or 8.3%, from the six months ended December 31, 2022.  The decrease in non-interest expense was primarily due to a $667 thousand decrease in salaries and employee benefits primarily due to a reduction in the number of full-time employees consistent with the Company’s expense management initiatives and a $207 thousand decrease in occupancy and equipment expense consistent with the closure of the branch office located in Collingswood, New Jersey effective December 31, 2022.

Income Taxes

For the three months ended December 31, 2023, the Company recorded a $68 thousand income tax benefit, reflecting an effective tax rate of (119.3)%, compared to a provision for income taxes of $217 thousand, reflecting an effective tax rate of 17.0%, for the same period in 2022.  The income tax benefit recorded during the three months ended December 31, 2023 was primarily due to the $57 thousand loss before income taxes coupled with the $309 thousand of federal tax-exempt income recorded on bank-owned life insurance.

For the six months ended December 31, 2023, the Company recorded an $83 thousand income tax benefit, reflecting an effective tax rate of (77.6)%, compared to a provision for income taxes of $150 thousand, reflecting an effective tax rate of 6.7%, for the same period in 2022.  The income tax benefit recorded during the six months ended December 31, 2023 was primarily due to the $603 thousand of federal tax-exempt income recorded on bank-owned life insurance relative to the $107 thousand of income before income taxes.  The Company recorded a $211 thousand income tax benefit related to a refund received associated with the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act during the six months ended December 31, 2022.

Asset Quality

Asset quality metrics remain strong with non-performing assets to total assets decreasing to 0.38% as of December 31, 2023 from 0.49% as of June 30, 2023.  During the six months ended December 31, 2023, we recorded a $30 thousand provision for credit losses primarily due to an increase in delinquent home equity loans and home equity lines of credit, partially offset by a decrease in the outstanding balance of our total loan portfolio.  During the six months ended December 31, 2022, we did not record a provision for loan losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  Our allowance for credit losses totaled $3.6 million, or 0.76% of total loans, as of December 31, 2023, compared to $3.3 million, or 0.69% of total loans, as of June 30, 2023.

Capital and Liquidity

As of December 31, 2023, William Penn’s stockholders’ equity to assets ratio totaled 15.61% and tangible capital to tangible assets ratio(3) totaled 15.07%.  The Bank’s capital position remains strong relative to current regulatory requirements.  The Bank has elected to follow the community bank leverage ratio framework and, as of December 31, 2023, the Bank had a community leverage ratio of 16.01% and is considered well-capitalized under the prompt corrective action framework.

The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities.  In addition, at December 31, 2023, we had the ability to borrow up to $284.1 million from the FHLB of Pittsburgh, $10.0 million with the Atlantic Community Bankers Bank (“ACBB”) and $3.5 million with the Federal Reserve Bank.

About William Penn Bancorporation and William Penn Bank

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which is a community bank that serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, changes to consumer and business confidence, investor sentiment, or consumer spending of savings behavior, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, the ability to attract, develop and retain qualified employees, our ability to maintain the security of our data processing and information technology systems, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2023, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	December 31,	September 30,	June 30,	December 31,
	2023	2023	2023	2022

ASSETS
Cash and due from banks	$6,122	$7,236	$7,652	$7,860
Interest bearing deposits with other banks	11,402	10,492	11,561	11,282
Federal funds sold	-	239	1,580	-
Total cash and cash equivalents	17,524	17,967	20,793	19,142
Interest-bearing time deposits	100	100	600	600
Securities available-for-sale, at fair value	160,938	156,097	165,127	171,951
Securities held-to-maturity, net of allowance for credit losses of $0 as of December 31, 2023 and September 30, 2023	96,404	97,544	99,690	103,030
Equity securities	1,850	1,702	1,629	2,039
Loans receivable, net of allowance for credit losses of $3,601, $3,587, $3,313 and $3,334, respectively	467,214	472,052	477,543	492,163
Premises and equipment, net	7,521	7,668	9,054	11,355
Regulatory stock, at cost	3,313	3,286	2,577	3,567
Deferred income taxes	9,002	11,104	9,485	9,267
Bank-owned life insurance	41,179	40,869	40,575	39,717
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	437	478	519	615
Operating lease right-of-use assets	8,617	8,775	8,931	8,306
Accrued interest receivable and other assets	7,074	7,487	6,198	4,334
TOTAL ASSETS	$826,031	$829,987	$847,579	$870,944

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$626,663	$626,507	$635,260	$615,438
Advances from Federal Home Loan Bank	54,000	51,000	34,000	60,000
Advances from borrowers for taxes and insurance	2,481	1,707	3,227	2,643
Operating lease liabilities	8,834	8,972	9,107	8,439
Accrued interest payable and other liabilities	5,107	5,407	5,240	5,194
TOTAL LIABILITIES	697,085	693,593	686,834	691,714

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common stock, $0.01 par value	96	108	125	141
Additional paid-in capital	100,651	114,934	134,387	151,942
Unearned common stock held by employee stock ownership plan	(8,991)	(9,093)	(9,194)	(9,395)
Retained earnings	58,132	58,410	58,805	58,851
Accumulated other comprehensive loss	(20,942)	(27,965)	(23,378)	(22,309)
TOTAL STOCKHOLDERS' EQUITY	128,946	136,394	160,745	179,230
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$826,031	$829,987	$847,579	$870,944

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
INTEREST INCOME
Loans receivable, including fees	$6,194	$6,139	$5,666	$12,333	$10,963
Securities	1,700	1,711	1,707	3,411	3,364
Other	169	161	187	330	316
Total interest income	8,063	8,011	7,560	16,074	14,643
INTEREST EXPENSE
Deposits	3,220	2,730	974	5,950	1,483
Borrowings	632	537	550	1,169	883
Total interest expense	3,852	3,267	1,524	7,119	2,366

Net interest income	4,211	4,744	6,036	8,955	12,277
Provision for credit losses	25	5	-	30	-
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	4,186	4,739	6,036	8,925	12,277
OTHER INCOME
Service fees	225	215	209	440	420
Net gain on sale of securities	85	-	-	85	-
Earnings on bank-owned life insurance	309	294	274	603	547
Net gain on disposition of premises and equipment	-	-	300	-	299
Unrealized gain (loss) on equity securities	148	73	54	221	(219)
Other	61	68	65	129	137
Total other income	828	650	902	1,478	1,184
OTHER EXPENSES
Salaries and employee benefits	2,861	2,935	3,222	5,796	6,463
Occupancy and equipment	728	760	907	1,488	1,695
Data processing	504	494	472	998	903
Professional fees	192	210	258	402	521
Amortization of intangible assets	41	41	49	82	97
Other	745	785	752	1,530	1,544
Total other expense	5,071	5,225	5,660	10,296	11,223

(Loss) income before income taxes	(57)	164	1,278	107	2,238

Income tax (benefit) expense	(68)	(15)	217	(83)	150
NET INCOME	$11	$179	$1,061	$190	$2,088

Basic and diluted earnings per share	$-	$0.02	$0.08	$0.02	$0.16
Basic average common shares outstanding	8,845,633	10,600,522	12,985,244	9,723,078	13,210,259
Diluted average common shares outstanding	8,910,313	10,620,603	13,030,136	9,766,144	13,241,562

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees, including prepayment fees, are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. Any adjustments necessary to present yields on a tax equivalent basis are insignificant.

	For the Three Months Ended						For the Six Months Ended
	December 31, 2023			December 31, 2022			December 31, 2023			December 31, 2022
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans(1)	$472,456	$6,194	5.24%	$484,700	$5,666	4.68%	$475,711	$12,333	5.19%	$481,048	$10,963	4.56%
Investment securities(2)	254,542	1,700	2.67	276,741	1,707	2.47	259,083	3,411	2.63	282,218	3,364	2.38
Other interest-earning assets	11,544	169	5.86	17,508	187	4.27	11,466	330	5.76	17,622	316	3.59
Total interest-earning assets	738,542	8,063	4.37	778,949	7,560	3.88	746,260	16,074	4.31	780,888	14,643	3.75
Non-interest-earning assets	83,582			84,421			82,849			83,172
Total assets	$822,124			$863,370			$829,109			$864,060

Interest-bearing liabilities:
Interest-bearing checking accounts	$139,246	588	1.69%	$133,690	97	0.29%	$130,122	893	1.37%	$131,975	163	0.25%
Money market deposit accounts	194,016	1,458	3.01	179,357	544	1.21	197,371	2,884	2.92	176,153	760	0.86
Savings, including club deposits	84,609	12	0.06	99,553	21	0.08	86,225	30	0.07	102,001	41	0.08
Certificates of deposit	161,761	1,162	2.87	136,352	312	0.92	161,793	2,143	2.65	132,967	519	0.78
Total interest-bearing deposits	579,632	3,220	2.22	548,952	974	0.71	575,511	5,950	2.07	543,096	1,483	0.55
FHLB advances and other borrowings	43,652	632	5.79	55,950	550	3.93	40,739	1,169	5.74	55,337	883	3.19
Total interest-bearing liabilities	623,284	3,852	2.47	604,902	1,524	1.01	616,250	7,119	2.31	598,433	2,366	0.79

Non-interest-bearing liabilities:
Non-interest-bearing deposits	55,266			63,282			56,158			64,216
Other non-interest-bearing liabilities	18,375			16,640			17,994			14,926
Total liabilities	696,925			684,824			690,402			677,575
Total equity	125,199			178,546			138,707			186,485
Total liabilities and equity	$822,124			$863,370			$829,109			$864,060

Net interest income		$4,211			$6,036			$8,955			$12,277

Interest rate spread(3)		1.90%			2.87%			2.00%			2.96%
Net interest-earning assets(4)	$115,258			$174,047			$130,010			$182,455
Net interest margin(5)		2.28%			3.10%			2.40%			3.14%
Ratio of interest-earning assets to interest-bearing liabilities	118.49%			128.77%			121.10%			130.49%

(1)	Includes nonaccrual loan balances and interest, if any, recognized on such loans.
(2)	Includes securities available for sale and securities held to maturity.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Asset Quality Indicators (unaudited)

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands)	2023	2023	2023	2022

Non-performing assets:
Non-accruing loans	$3,017	$3,556	$4,033	$4,256
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$3,017	$3,556	$4,033	$4,256

Real estate owned	141	141	141	-

Total non-performing assets	$3,158	$3,697	$4,174	$4,256

Non-performing loans to total loans	0.64%	0.75%	0.84%	0.86%
Non-performing assets to total assets	0.38%	0.45%	0.49%	0.49%
ACL to total loans and leases	0.76%	0.75%	0.69%	0.67%
ACL to non-performing loans	119.36%	100.87%	82.15%	78.34%

Key Performance Ratios (unaudited)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
PERFORMANCE RATIOS:
(annualized for the three and six months ended)
Return on average assets	0.01%	0.09%	0.49%	0.05%	0.48%
Core return on average assets(4)	(0.08)%	0.06%	0.37%	(0.01)%	0.42%
Return on average equity	0.04%	0.47%	2.38%	0.27%	2.24%
Core return on average equity(4)	(0.54)%	0.32%	1.77%	(0.07)%	1.95%
Net interest margin	2.28%	2.52%	3.10%	2.40%	3.14%
Net charge-off ratio	0.01%	(0.02)%	0.00%	(0.01)%	0.03%
Efficiency ratio	100.64%	96.87%	81.58%	98.69%	83.37%
Core efficiency ratio(4)	105.51%	98.20%	85.97%	101.67%	83.87%
Tangible common equity(5)	15.07%	15.89%	20.08%	15.07%	20.08%

(4) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(5) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	December 31,	June 30,
	2023	2023
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$826,031	$847,579
Less: Goodwill and other intangible assets	5,295	5,377
Tangible assets (non-GAAP)	$820,736	$842,202

Total stockholders' equity (GAAP)	$128,946	$160,745
Less: Goodwill and other intangible assets	5,295	5,377
Total tangible equity (non-GAAP)	$123,651	$155,368

Stockholders' equity to assets (GAAP)	15.61%	18.97%
Tangible capital to tangible assets (non-GAAP)	15.07%	18.45%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$128,946	$160,745
Less: Goodwill and other intangible assets	5,295	5,377
Total tangible equity (non-GAAP)	$123,651	$155,368

Total common shares outstanding	9,637,072	12,452,921

Book value per share (GAAP)	$13.38	$12.91
Tangible book value per share (non-GAAP)	$12.83	$12.48

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Calculation of core net income:
Net income (GAAP)	$11	$179	$1,061	$190	$2,088
Less pre-tax adjustments:
Net gain on sale of securities	(85)	-	-	(85)	-
Net gain on disposition of premises and equipment	-	-	(300)	-	(299)
Unrealized (gain) loss on equity securities	(148)	(73)	(54)	(221)	219
Tax impact of pre-tax adjustments	54	17	81	70	18
Income tax benefit adjustment	-	-	-	-	(211)
Core net income (non-GAAP)	$(168)	$123	$788	$(46)	$1,815

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.00	$0.02	$0.08	$0.02	$0.16
Less pre-tax adjustments:
Net gain on sale of securities	(0.01)	-	-	(0.01)	-
Net gain on disposition of premises and equipment	-	-	(0.02)	-	(0.02)
Unrealized (gain) loss on equity securities	(0.02)	(0.01)	(0.01)	(0.02)	0.02
Tax impact of pre-tax adjustments	0.01	-	0.01	0.01	-
Income tax benefit adjustment	-	-	-	-	(0.02)
Core earnings per share (non-GAAP)	$(0.02)	$0.01	$0.06	$(0.00)	$0.14

Calculation of core return on average assets:
Return on average assets (GAAP)	0.01%	0.09%	0.49%	0.05%	0.48%
Less pre-tax adjustments:
Net gain on sale of securities	(0.04)%	-	-	(0.02)%	-
Net gain on disposition of premises and equipment	-	-	(0.13)%	-	(0.06)%
Unrealized (gain) loss on equity securities	(0.08)%	(0.04)%	(0.03)%	(0.06)%	0.05%
Tax impact of pre-tax adjustments	0.03%	0.01%	0.04%	0.02%	-
Income tax benefit adjustment	-	-	-	-	(0.05)%
Core return on average assets (non-GAAP)	(0.08)%	0.06%	0.37%	(0.01)%	0.42%

Average assets	$822,124	$836,094	$863,370	$829,109	$864,060

Calculation of core return on average equity:
Return on average equity (GAAP)	0.04%	0.47%	2.38%	0.27%	2.24%
Less pre-tax adjustments:
Net gain on sale of securities	(0.27)%	-	-	(0.12)%	-
Net gain on disposition of premises and equipment	-	-	(0.67)%	-	(0.32)%
Unrealized (gain) loss on equity securities	(0.48)%	(0.19)%	(0.12)%	(0.32)%	0.23%
Tax impact of pre-tax adjustments	0.17%	0.04%	0.18%	0.10%	0.02%
Income tax benefit adjustment	-	-	-	-	(0.22)%
Core return on average equity (non-GAAP)	(0.54)%	0.32%	1.77%	(0.07)%	1.95%

Average equity	$125,199	$151,974	$178,546	$138,707	$186,485

Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,071	$5,225	$5,660	$10,296	$11,223
Less adjustments:
Core non-interest expense (non-GAAP)	$5,071	$5,225	$5,660	$10,296	$11,223
Net interest income	$4,211	$4,744	$6,036	$8,955	$12,277
Non-interest income (GAAP)	$828	$650	$902	$1,478	$1,184
Less adjustments:
Net gain on sale of securities	(85)	-	-	(85)	-
Net gain on disposition of premises and equipment	-	-	(300)	-	(299)
Unrealized (gain) loss on equity securities	(148)	(73)	(54)	(221)	219
Core non-interest income (non-GAAP)	$595	$577	$548	$1,172	$1,104

Efficiency ratio (GAAP)	100.64%	96.87%	81.58%	98.69%	83.37%
Core efficiency ratio (non-GAAP)	105.51%	98.20%	85.97%	101.67%	83.87%